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EXHIBIT 11.1



               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
              (unaudited; in thousands, except per share amounts)




                                                          Three Months Ended               Nine Months Ended
                                                              March 31,                         March 31,
                                                      --------------------------         ------------------------
                                                        1998            1997               1998            1997
                                                      ---------       ----------         ---------       --------
Weighted Average Shares                                   9,902            9,796             9,888           9,747
                                                      ---------       ----------         ---------       ---------
SHARES USED IN BASIC EPS COMPUTATION                      9,902            9,796             9,888           9,747
                                                      =========       ==========         =========       =========
Dilutive potential common shares, treasury
stock method                                                 87                -                 -               -
                                                      ---------       ----------         ---------       ---------
SHARES USED IN DILUTED EPS COMPUTATION                    9,989            9,796             9,888           9,747
                                                      =========       ==========         =========       =========

NET INCOME (LOSS)                                     $      73       $   (6,923)        $  (3,349)      $ (14,616)


NET INCOME (LOSS) PER COMMON SHARE - BASIC EPS        $    0.01       $    (0.71)        $   (0.34)      $   (1.50)


NET INCOME (LOSS) PER COMMON SHARE - DILUTED EPS      $    0.01       $    (0.71)        $   (0.34)      $   (1.50)


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